FiNET.COM REPORTS RESULTS FOR THE QUARTER ENDED
                                 MARCH 31, 2000

             B2B Loan Originations increased to 84% of closed loans

SAN RAMON, CA, May 2, 2000 - FiNet.com Inc. (NASDAQ: FNCM) owner and operator of www.FiNet.com, "America's Home Finance Network," today announced financial results for the first quarter ended March 31, 2000. These results represent the fourth consecutive increase in quarterly revenues for the company.

Revenue for the first quarter increased 3% to $2.9 million compared to $2.8 million for the quarter ended December 31, 1999, and increased 18% compared to $2.4 million for the quarter ended March 31, 1999. $1.3 million of the current quarter revenue resulted from the sale of marketable equity securities acquired through a joint venture relationship. Net loss for the first quarter decreased 50% to $6.5 million compared to $13.0 million in the December quarter as a result of reduced marketing, G&A, and loan loss expenses.

Net loss per share was $0.07 compared to a net loss of $0.14 per share in the three months ended December 31, 1999, and $0.24 per share for the quarter ended March 31, 1999, based on 93.8 million, 93.2 million, and 70.4 million weighted average shares outstanding, respectively.

During the period, loan origination volume declined by 26% to $154.5 million compared to $209.6 million for the same quarter of 1999, due to interest rate increases, and declined by $95.8 million or 38% compared to the December quarter primarily due to seasonality. The decline was greatest in the consumer direct segment. As a result, business-to-business volumes increased to 84% of loan origination volume from 60% in the first quarter of 1999 and 76% in the quarter ended December 1999.

"We are very pleased with the progress made during the quarter," stated Rick Cossano, President & CEO of FiNet.com. "We have cut our cash burn, aligned our operating expense structure to improve productivity, hired 13 district managers to enable mortgage brokers with state of the art technology, and introduced several higher-margin mortgage products, which we believe will result in increased revenues and improved operating profits during the fourth quarter of this year."

The Company also announced the following accomplishments:

n FiNet.com's cash balance declined by only $923,000 during the quarter, primarily as a result of increased inventory turnover, expense reductions, and cash received from the sale of marketable equity securities. Our cash position remains strong.
n Thirteen B2B district managers were added in April to provide a presence in areas across the country with a high concentration of mortgage brokers. These district managers bring deep mortgage broker relationships to FiNet.com. Their stature in the local communities helps them influence opinions and will strengthen FiNet.com's position as a technology infrastructure provider;
n An agreement was reached with the leading provider of loan processing software for mortgage brokers to provide direct links to FiNet.com and seamless data transmission between their 20,000 mortgage broker licensees and FiNet.com's loan processing system. This agreement further positions FiNet.com as a technology infrastructure provider;
n The Monument.com website was improved significantly and now provides additional functionality and efficiency to mortgage brokers in their e-commerce with Monument Mortgage, FiNet.com's mortgage banking subsidiary; and
n Following a review of loan acquisition costs, virtually all consumer marketing arrangements were terminated. The Company is identifying and pursuing profitable consumer marketing arrangements on smaller, more focused scale.

Rick Cossano, President & CEO will host a conference call to discuss the results and outline his strategy for FiNet.com at 5:00 PM Eastern Time. The conference call can be accessed by calling 415-247-8535. The call will also be simulcast over the Internet on the Vcall web site at http://www.vcall.com. Listeners should go to the web site ten minutes before the call and download the necessary audio software. A replay of the call will be available through May 9, 2000 by calling 800-633-8284 from the continental U.S., and 858-812-6440 internationally. The reservation number for the replay is 14902532.

 About FiNet.com
FiNet.com, Inc., including its wholly owned subsidiaries (the "Company") is a leading provider of traditional and e-commerce home financing services that facilitate home ownership, including a variety of technology-based products and automated services for consumers and mortgage broker businesses. The Company offers online financing solutions directly to consumers through its www.finet.com web site and to mortgage broker businesses through Monument Mortgage and its web site www.monument.com.

Safe Harbor
Certain statements in this press release, including statements regarding the anticipated development and expansion of the Company's business, and the intent, belief or current expectations of the Company, its directors or its officers, are "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

                        FiNET.COM, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS*
                             (Amounts in thousands


                                               December 31    March 31
                                                  1999          2000
                                               ----------    ----------
                                                      (Unaudited)
    ASSETS
      Cash and cash equivalents                  $ 18,626      $17,703
      Restricted cash                              10,403          400
      Marketable equity securities                  2,674        2,030
      Accounts receivable                           2,363        1,195
      Mortgages held for sale                      78,691       38,397
      Furniture, fixtures & equipment               4,471        3,465
      Goodwill                                      1,757        1,567
      Other                                           823        1,308
                                               ----------    ----------
    Total assets                                 $119,808     $ 66,065
                                               ==========    ==========


    LIABILITIES AND STOCKHOLDERS' EQUITY
    Liabilities:
      Warehouse and other lines of credit        $ 80,453     $ 36,158
      Accounts payable                              2,379          495
      Notes payable and capitalized leases            141          110
      Accrued expenses and other liabilities        6,462        5,027
                                               ----------    ----------
    Total liabilities                            $ 89,435     $ 41,790


    Stockholders' equity:
      Common stock                               $    934     $    941
      Paid-in capital                             100,943      101,973
      Accumulated deficit                         (73,208)     (79,748)
      Other comprehensive income                    1,704        1,109
                                               ----------    ----------
    Total stockholders' equity                   $ 30,373     $ 24,275
                                               ----------    ----------
    Total liabilities and stockholders' equity  $ 119,808     $ 66,065
                                               ==========    ==========

* Includes discontinued business units.

                        FiNET.COM, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS*

        (Dollars and amounts in thousands - except per share amounts)

                                               3 Months Ended
                                             March 31  March 31
                                               1999       2000
                                             -------    -------
                                                (Unaudited)
   Revenues                               $    2,430   $  2,871
   Cost of Revenues                            8,702      1,713
                                             -------    -------
   Gross Profit                               (6,272)     1,158

   Operating Expenses                         10,402      7,698
                                             -------    -------
   Loss from Operations                      (16,674)    (6,540)

   Other Expense/In-substance Pref. Dividend     312          -
                                             -------    -------
   Net Loss                                $ (16,986)  $ (6,540)
                                             =======    =======

   Basic and diluted net loss
     per common share                        $ (0.24)   $ (0.07)
                                             -------    -------
   Shares used in computing
     basic and diluted share data             70,381     93,764
                                             -------    -------

*Includes discontinued business units.

                                   Appendix R
                               Pro Forma Revenues
                        (Continuing Business Units Only)*

                                   ($000's)


                                                    3 Months Ended
                                               March 31        March 31
                                                 1999            2000
                                               -------         -------
Total FiNet.com Revenues
------------------------

Warehouse interest income                      $   505        $  1,078
Gain on sale of mortgage loans                     409             163
Loan brokerage fees                                789             127
Other                                               36           1,472
                                               -------         -------
      Total Revenues                             1,739           2,840
Cost of Revenues                                 1,294           1,504
                                               -------         -------
Gross Profit                                       445           1,336


   Consumer Segment Revenues
   -------------------------
   Warehouse interest income                        -               73
   Gain on sale of mortgage loans                   -               22
   Loan brokerage fees                             789             127
   Other                                            -            1,321
                                               -------         -------
      Total Consumer Revenues                      789           1,543
   Cost of Revenues                                244             318
                                               -------         -------
   Gross Profit                                    545           1,225


   Business-to-Business (B2B) Segment Revenues
   -------------------------------------
   Warehouse interest income                       505           1,005
   Gain on sale of mortgage loans                  409             141
   Other                                            36             151
                                                 -----          ------
      Total B2B Revenues                           950           1,297
   Cost of Revenues                              1,050           1,186
                                               -------         -------
   Gross Profit                                  (100)             111



*Excludes discontinued business units and corporate segment

                                   Appendix E
                          Pro Forma Corporate Expenses
                 (Continuing Business Units Only)*

                                    ($000's)


                                                 3 Months Ended
                                          March 31           March 31
                                            1999               2000
                                           -------            -------

FiNet.com Expenses
------------------

General & Administrative                  $ 3,221             $ 4,690
Marketing & Advertising                       702                 864
Depreciation & Amortization                   129                 494
Other                                         662               1,283
                                          -------             -------
Total Operating Expenses                  $ 4,714             $ 7,331

Warehouse Interest Expense                $   767             $   508



*Excludes discontinued business units

                                   Appendix O
                                   Other Data
                        (Continuing Business Units Only)


                                                   Three Months Ended
                                               March 31            March 31
                                                 1999                2000
                                               --------            --------

Total FiNet.com*
---------------

Loans Closed                                      1,227             1,022


Revenues (per loan)                              $1,417            $2,719
Cost of Revenues (per loan)                      $1,054            $1,470
Marketing (per loan)                             $  572            $  845



     Consumer Channel
     ----------------
     Loans Brokered                                  377              113
     Loans Funded                                     43               69
                                                 -------         --------
     Total Loans Closed                              420              182


     Revenues (per loan)**                        $1,878           $1,219
     Cost of Revenues (per loan)                  $  579           $1,747
     Marketing (per loan)                         $   73           $3,923


     Business to Business Channel
     ---------------------------
     Loans Closed                                    807              840


     Revenues (per loan)                          $1,175           $1,545
     Cost of Revenues (per loan)                  $1,301           $1,414
     Marketing (per loan)                         $  826           $  179



*Excludes discontinued business units and corporate segment
** Excludes Other Revenue

                                   Appendix V
                                  Loan Volumes
                        (Continuing Business Units Only)*



                                                    Three Months Ended
                                               March 31            March 31
                                                 1999                   2000
                                                -------             -------

Total FiNet.com
---------------
Number of unique visitors                        69,200                511,608
Number of applications                            1,999                  2,268
Number of closed loans                            1,227                  1,022
Amount of closed loans ($000)                   209,626                154,504

Refinance loans (% of # of loans)                    76%                    38%
California loans (% of # of loans)                   90%                    72%


     Consumer Channel
     ----------------

     Number of unique visitors**                 69,200                511,608
     Number of applications                         700                    679
     Number of closed loans                         420                    182
     Amount of closed loans ($000's)             83,040                 24,370

     Refinance loans (% of # of loans)               92%                    43%
     California loans (% of # of loans)              94%                    18%




     Business-to-Business Channel
     ----------------------------
     Number of applications                       1,299                  1,589
     Number of closed loans                         807                    840
     Amount of closed loans ($000's)            126,586                130,134

     Refinance loans (% of # of loans                64%                    37%
     California loans (% of # of loans)              88%                    84%

*Excludes discontinued business units
** Unique visitors are user sessions non-inclusive of pages viewed. One user can tally upwards of 10 page views during one unique user session
